UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2005

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

•	Non-Executive Chairman. On August 18, 2005, the Board of Directors of AnnTaylor Stores Corporation (the “Company”) elected Ronald W. Hovsepian as Non-Executive Chairman of the Board, effective upon the retirement of J. Patrick Spainhour as Chief Executive Officer and Chairman of the Board. At that time, Kay Krill, President of the Company, will also become Chief Executive Officer. Mr. Hovsepian will receive a fee of $60,000 per year for serving as Non-Executive Chairman. A copy of the press release announcing Mr. Hovsepian’s election as Non-Executive Chairman of the Board is attached as Exhibit 99.1 to this report.

•	Deferred Compensation Plan. On August 18, 2005, the Board approved and adopted certain amendments to the Company’s Deferred Compensation Plan (the “Plan”) to comply with the provisions of Section 409A (“Section 409A”) of the U.S. Internal Revenue Code of 1986, as amended. The principal amendments (i) extend the time period after which “specified employees” (as determined under Section 409A) may receive distributions under the Plan upon termination of employment; (ii) modify the definitions of “Hardship Withdrawal” and “Disability”; (iii) provide that amounts deferred by participants after December 31, 2004 may not be distributed upon a change in control, unless such event qualifies as such under Section 409A; and (iv) provide that distributions to participants must be made under the normal payment schedule under the Plan if accelerated payments would be adverse to the participant.

The foregoing description of the amendments to the Plan is qualified in its entirety by reference to the full text of the Plan filed as Exhibit 10.1 to this report and incorporated herein by reference.

•	Indemnification Agreement. On August 18, 2005, the Board approved and adopted a form of Indemnification Agreement that the Company will enter into with each of its independent Directors. The indemnification agreement provides for, among other things, the indemnification of an independent Director for liabilities that may arise by reason of his/her status or service as a Director. The agreement also requires the Company to (i) advance expenses incurred by an independent Director as a result of any proceeding against him/her as to which he/she could be indemnified, and (ii) extend liability insurance coverage to him/her to the extent the Company maintains such insurance for its directors and officers.

The foregoing discussion of the terms of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement filed as Exhibit 10.2 to this report and incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Effective August 18, 2005, the Board approved amendments to Sections 4 and 5 of Article IV of the Bylaws of the Company to provide that:

(i)	the Chairman of the Board may be, but is not required to be, the Chief Executive Officer of the Company;

(ii)	during the absence or disability of the President, the Chairman of the Board or an officer of the Company selected by the Board in its discretion, is to exercise the powers and discharge the duties of the President; and

(iii)	if the Chairman of the Board is not the Chief Executive Officer of the Company, the President of the Corporation will be the Chief Executive Officer.

Previously, the Bylaws provided that:

(i)	the Chairman of the Board is required to be the Chief Executive Officer of the Company;

(ii)	during the absence or disability of the President, the Chairman of the Board exercises the powers and discharges the duties of the President; and

(iii)	if there were no Chairman of the Board, the President acts as Chief Executive Officer of the Company.

The foregoing description of the amendments to the Company’s Bylaws is qualified in its entirety by reference to the Bylaws, as amended, which are attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits.

3.1	Bylaws of AnnTaylor Stores Corporation, as amended through August 18, 2005

10.1	Deferred Compensation Plan of AnnTaylor Stores Corporation, as amended through August 18, 2005

10.2	Form of Indemnification Agreement

99.1	Press Release issued by AnnTaylor Stores Corporation on August 18, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/s/ Barbara K. Eisenberg
Date: August 24, 2005		Barbara K. Eisenberg Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws of AnnTaylor Stores Corporation, as amended through August 18, 2005

10.1	Deferred Compensation Plan of AnnTaylor Stores Corporation, as amended through August 18, 2005

10.2	Form of Indemnification Agreement

99.1	Press Release issued by AnnTaylor Stores Corporation on August 18, 2005